UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 27, 2014

(Date of earliest event reported)

SCIO DIAMOND TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 000-54529

Nevada	45-3849662
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

411 University Ridge Suite D

Greenville, SC 29601

(Address of principal executive offices, including zip code)

(864) 751-4880

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Directors

On May 27, 2014, the Board of Directors (the “Board”) of Scio Diamond Technology Corporation (the “Company” or “Scio”) appointed Gerald McGuire and James Korn as members to the Board.  The Committees to which these members will be appointed is undetermined at this time.

Mr. McGuire brings over twenty-five (25) years of semiconductor industry experience to Scio. The semi-conductor industry is expected to be a strong growth area for Scio in the years ahead.   Mr. McGuire was most recently, a Senior Vice President and General Manager of the Low-Voltage and Mid Power Analog Business at Fairchild Semiconductor.  Prior to Fairchild Semiconductor, Mr. McGuire was the VP/GM of the Digital Signal Processing business at Analog Devices.  He spent twenty-three (23) years at Analog Devices in various technical, marketing and business roles.  His specialties include: product marketing and branding, product development and strategy.  Mr. McGuire has spent his career determining what global customers want and how to deliver it.  From 2007 to 2010 — Mr. McGuire served as Vice President of the Digital Signal Processing Division of Analog Devices—a $250 million per year specialty embedded processor business.2013.  From 2010 to 2013, Mr. McGuire was Senior VP of the Low Voltage and Mid Power Analog Business Unit of Fairchild Semiconductor—a $400 million per year power semiconductor business.

Mr. Korn currently serves as the Chief Executive Officer of Temp-Air, Inc., a leading manufacturer of temporary industrial and commercial HVAC equipment. Prior to Temp-Air, Mr. Korn was the Chief Legal Officer of Deephaven Capital Management, a $4 billion dollar multi-strategy hedge fund in Minneapolis, Minnesota.  As an attorney in private practice at Fredrikson & Byron, a 260-attorney law firm based in Minneapolis, Mr. Korn developed extensive experience in both mergers and acquisitions and in corporate finance.  Mr. Korn received his B.A. in economics, magna cum laude, from Providence College and his J.D., cum laude, from the University of Minnesota Law School.  Mr. Korn has served as CEO of Temp-Air, Inc. since 2007.

Each of Messrs. McGuire and Korn will receive 250,000 restricted shares which vest over 36 months or upon a change of control. Each of Messrs. McGuire and Korn will also receive $1,250 per board meeting with the condition that such amounts shall be deferred and accrued until the Company is in a position to pay.

There are no arrangements or understandings between Messrs. McGuire or Korn and any other persons pursuant to which Messrs. McGuire and Korn was selected as director, nor are there any transactions or family relationships between us and Messrs. McGuire and Korn in which either has a direct or indirect material interest required to be reported pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

A copy of the press release announcing these appointments is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release issued on May 29, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIO DIAMOND TECHNOLOGY CORPORATION

By:	/s/ Jonathan Pfohl
Jonathan Pfohl Chief Financial Officer

Date: June 2, 2014